UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Venus Concept Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VENUS CONCEPT INC.
235 Yorkland Blvd. Suite 900
Toronto, Ontario M2J 4Y8
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2022
To the Stockholders of Venus Concept Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Venus Concept Inc., a Delaware corporation (the “Company”), will be held on June 16, 2022, at 10:00 a.m. Eastern Daylight Time. This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/VERO2022 where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:
1.	To elect three directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected and qualified;
2.
To ratify the selection, by the audit committee of the Company’s board of directors, of MNP LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 19, 2022 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The board of directors recommends that you vote:
FOR the election of the director nominees named in Proposal 1 of the Proxy Statement; and
FOR the ratification of the appointment of MNP LLP, as the independent registered public accounting firm, as described in Proposal 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY, IT IS LIKELY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
By Order of the Board of Directors

Domenic Serafino
Chief Executive Officer
Toronto, Ontario
April 26, 2022

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2022
INFORMATION ABOUT THE PROXY PROCESS AND VOTING
We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Venus Concept Inc. (referred to herein as the “Company,” “Venus Concept,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 16, 2022, at 10:00 a.m. Eastern Daylight Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VERO2022, where you will be able to listen to the meeting live, submit questions and vote online.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 19, 2022 (the “Record Date”) for the first time on or about April 26, 2022. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “About Us –Investor Relations” section of our website at http://ir.venusconcept.com.
The only outstanding voting securities of Venus Concept Inc. are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 63,999,044 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the board of directors is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. You are invited to attend the Annual Meeting online; however, you are not required to attend the Annual Meeting in order to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April 26, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 63,999,044 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•	Proposal 1—the election of three Class II directors to hold office until our 2025 annual meeting of stockholders;
•
Proposal 2—the ratification of the selection, by the audit committee of our board of directors, of MNP LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. Stockholders of record as of April 19, 2022 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/VERO2022. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your Proxy Card.
How do I vote?
•	For Proposal 1, you may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/VERO2022.
•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. The Inspector of Election will separately count “For” and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. With respect to Proposal 1—the election of directors, the Inspector of Election will count the number of “Withheld” votes received for each of the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1. The ratification of the appointment of MNP LLP as our independent registered public accounting firm (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters without instructions.
How many votes are needed to approve each proposal?
With respect to Proposal 1, directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors and therefore, the three nominees receiving the highest number of “For” votes will be elected. With respect to the election of directors, you may vote “For” or “Withhold” authority to vote for each of the nominees for the Board. If you “Withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the director nominees.
With respect to Proposal 2, the affirmative vote of the majority of votes cast (meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on, the vote for this proposal. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” the ratification of the appointment of MNP LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials which are available on the internet or mailed to you, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
•	You may attend the Annual Meeting online and vote by following the instructions at www.proxyvote.com. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2022, to our General Counsel and Corporate Secretary at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8; provided that if the date of the annual meeting is more than 30 days from June 16, 2023, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting.
Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 16, 2023 and March 16, 2023; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 16, 2022, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the provisions of the Venus Concept bylaws dealing with stockholder nominations and proposals will be made available to stockholders from Venus Concept’s Corporate Secretary upon written request.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, or represented by proxy at the Annual Meeting. On the Record Date, there were 63,999,044 shares outstanding and entitled to vote. Accordingly, 31,999,523 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. On January 14, 2022, the board of directors expanded from seven to eight directors and appointed Stanley Tyler Hollmig, M.D. to fill the vacancy and serve as a Class II director for the duration of the Class II term.
As of the Annual Meeting, the board of directors consists of eight seated directors, divided into the three following classes:
•	Class II directors: Louise Lacchin, Anthony Natale, M.D. and Stanley Tyler Hollmig, M.D., whose current terms will expire at the Annual Meeting;
•	Class III directors: Scott Barry, Fritz LaPorte and Garheng Kong, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2023; and
•	Class I directors: Domenic Serafino and Keith Sullivan, whose current terms will expire at the annual meeting of stockholders to be held in 2024.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Ms. Lacchin, Dr. Natale and Dr. Hollmig have each been nominated to serve as Class II directors and have each elected to stand for re-election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
In accordance with our Bylaws, directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following table sets forth, for the Class II nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 19, 2022 and position/office held within the Company:
Name	Age	Position/Office Held With the Company	Director Since
Class II Directors whose terms expire at the 2022 Annual Meeting
Louise Lacchin(1)(2)	64	Director	2019
Anthony Natale, M.D.(1)(2)(3)	48	Director	2019
Stanley Tyler Hollmig, M.D.	40	Director	2022
Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Scott Barry(3)	49	Chair and Director	2019
Fritz LaPorte(1)(2)	52	Director	2019
Garheng Kong, M.D.(3)	46	Director	2019
Class 1 Directors whose terms expire at the 2024 Annual Meeting of Stockholders
Domenic Serafino	61	Chief Executive Officer and Director	2019
Keith Sullivan	63	Director	2018
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders
Louise Lacchin has served as a member of our board of directors since November 2019 and as a director of Venus Concept Ltd. from August 2015 until November 2019. Prior to joining Venus Concept Ltd.’s board of directors, Ms. Lacchin was a director and the treasurer and chair of the finance committee at Sheena’s Place from October 2011 until May 2015. From 1983 until 2010 Ms. Lacchin held various positions with Loblaw Companies Limited (TSX:L), and its parent, George Weston Limited (OTCMKTS:WNGRF) (“Weston”). Most recently, from 2007 until 2010, Ms. Lacchin was Executive Vice President of Finance at Weston with direct responsibility over Weston’s and Loblaw’s corporate treasury, tax, insurance and risk, pension and benefits and commodity risk management departments and Weston’s financial reporting, corporate development and other corporate office departments. Ms. Lacchin served as chair of Weston’s disclosure committee from 2008 until 2010. In 2006, Ms. Lacchin was named one of the TOP 100 Canada’s™ Most Powerful Women. Ms. Lacchin holds a B.A. in Economics and Accounting from Algoma University and an MBA in Accounting and Finance from McMaster University. Venus Concept believes that Ms. Lacchin is qualified to serve on its board of directors based on her extensive financial, accounting and executive management experience.
Anthony Natale, M.D. has served as a member of our board of directors since November 2019 and as a director of Venus Concept Ltd. from December 2014 until November 2019. Dr. Natale has served as a Managing Partner at Aperture Venture Partners, a healthcare venture capital firm, since 2010. From 2006 until 2010 and 2002 until 2006, respectively, Dr. Natale was a Partner at Prism Ventures and MDS Capital, where he made and managed healthcare venture investments. He has been a founder, director and/or lead investor of numerous venture-backed life sciences companies. Dr. Natale currently serves on the board of directors of Neuros Medical, XII Medical, Serpex Medical, ENT Specialty Partners and LAVA Medtech Acquisition Corp. He previously has had board roles at multiple portfolio companies, including Xlumena, Spirox, Mako Surgical, Inspire Medical, Avedro, Otonomy and Entrigue Surgical. He holds a B.A. from the University of Virginia, an M.D. from the University of Florida and an M.B.A. from Yale University. Prior to transitioning into venture capital, Dr. Natale trained in General Surgery and Otolaryngology/Head and Neck Surgery at the University of Connecticut and Hartford Hospital. Venus Concept believes that Dr. Natale is qualified to serve on its board of directors based on experience investing in healthcare companies, his experience on boards of directors in the healthcare industry, and his medical training.
Stanley Tyler Hollmig, M.D. has served on the Company’s Board of Directors since January 2022. Dr. Hollmig was nominated to serve of a director of the Company by Masters Special Situations, LLC (“Masters”) pursuant to a certain Investor Rights Agreement by and between Masters and the Company, dated December 15, 2021. After careful review of Dr. Hollmig’s independence and qualifications, the Nominating and Corporate Governance Committee recommended to the Board of Directors the appointment of Dr. Hollmig as director.
Dr. Hollmig is Director of Dermatologic Surgery and Director of Laser & Cosmetic Dermatology at Dell Medical School at the University of Texas and Ascension Texas. Dr. Hollmig attended Duke University, graduating magna cum laude, and attended medical school at the University of Texas Southwestern, graduating as valedictorian. He underwent dermatology residency training at Stanford University, followed by a fellowship in Mohs and Dermatologic Surgery at the Medical University of South Carolina in Charleston. Dr. Hollmig returned to Stanford to join the medical faculty as Mohs surgeon and Director of Laser and Aesthetic Dermatology for five years and then was recruited to the University of Texas and Ascension Seton to become the Director of Dermatologic surgery and Director of Laser and Cosmetic Dermatology. Outside of his busy clinical practice, Dr. Hollmig serves as Chief Medical Officer of Milk and Honey Spas, on the medical advisory boards of Proven Skincare and Happy 2nd Birthday Skincare, and as a Key Opinion Leader (KOL) for Sciton and Lumenis. Venus Concept believes Dr. Hollmig is qualified to serve on its board of directors based on his extensive experience as a national leader in aesthetic and surgical dermatology and his experience working with successful companies in this field.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office until the 2023 Annual Meeting of Stockholders
Scott Barry has served as a member of the Company’s board of directors and the Chair of the board of directors since November 2019 and as a director of Venus Concept Ltd. from June 2017 until November 2019. Mr. Barry joined EW Healthcare Partners in 2006 and has been a Managing Director of EW Healthcare Partners since 2012. Prior to joining EW Healthcare, Mr. Barry worked at Novartis Pharma AG where he most recently served as the Global Head of Pharma M&A and Collaborations. He was responsible for global acquisitions, equity investments and corporate partnerships across all therapeutic areas. Prior to joining Novartis, Mr. Barry was a director for Century Capital Associates LLC, a boutique healthcare investment bank and consulting firm, where he focused on mergers and acquisitions, strategic partnering and financing transactions. Previously, he held positions at KPMG LLP in their healthcare corporate finance and assurance services groups. Mr. Barry serves as a director of current EW Healthcare portfolio companies including Breg, Inc. and Metabolon, Inc. He previously served on the boards of directors of Orthovita Inc. (NASDAQ:VITA), which was acquired by Stryker Corporation, Victory Pharma, Inc., which was acquired by Shiongi, Inc., and Velcera, Inc., which was acquired by Perrigo Company plc. Mr. Barry has a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration from New York University. Venus Concept believes that Mr. Barry is qualified to serve on Venus Concept’s board of directors based on his experience investing in healthcare companies and his experience on boards of directors in the healthcare and medical device industries.
Fritz LaPorte has served as a member of the Company’s board of directors since November 2019 and as a director of Venus Concept Ltd. from August 2015 until November 2019. Mr. LaPorte is a Partner at Dovere Advisory Group, LLC, which he co-founded in October 2014 to guide early-stage operating growth companies primarily in the medical device and healthcare sectors, in creating and sustaining value while reducing risk in the process. Mr. LaPorte co-founded MAKO Surgical Corp., an orthopedic surgical robotic company, in November 2004 and served as its Senior Vice President, Chief Financial Officer and Treasurer until December 2013, when it was acquired by Stryker Corporation (formerly NASDAQ:MAKO). Mr. LaPorte subsequently served as Vice President and Chief Financial Officer of Stryker Corporation – Stryker Mako Business Unit from December 2013 until June 2014 to assist in the integration of MAKO Surgical Corp. into Stryker Corporation. Since January 2018, he has served on the board of directors and finance committee of Holy Cross Health in Fort Lauderdale, Florida and, since January 2021, serves as the chair of Holy Cross’s board of directors, chair of the governance committee and member of the executive and finance committees. Since October 2021, he has served on the board of directors of LAVA Acquisition Corp. (Nasdaq: LVACU), a special purpose acquisition company targeting the medtech sector and is chair of the audit committee. Mr. LaPorte holds a Bachelor of Business Administration in Accounting from Florida Atlantic University. Venus Concept believes Mr. LaPorte is qualified to serve on Venus Concept’s board of directors based on his extensive financial and operational experience, including his leadership, management and accounting experience in the medical device field.
Garheng Kong, M.D., Ph.D. has served as a member of the Company’s board of directors since November 2019 and as a director of Venus Concept Ltd. from June 2017 until November 2019. Dr. Kong has been the managing partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was a general partner at Sofinnova Ventures, a venture firm focused on healthcare, from September 2010 until December 2013. From 2000 until September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner, where he was a founding investor or board member for multiple healthcare companies, several of which were acquired by large healthcare companies. Dr. Kong also serves on the board of directors of Alimera Sciences, Inc. (NASDAQ:ALIM), a biopharmaceutical company, since October 2012, Laboratory Corporation of America Holdings (NYSE:LH), a healthcare company, since December 2013, and Xeris Pharmaceuticals (NASDAQ: XERS), a biopharmaceutical company, since October 2021. Dr. Kong holds a B.S. from Stanford University and an M.D., Ph.D. and M.B.A. from Duke University. Venus Concept believes that Dr. Kong is qualified to serve on its board of directors based on his experience investing in healthcare companies, his experience on boards of directors in the medical industry, and his medical training.

Directors Continuing in Office until the 2024 Annual Meeting of Stockholders
Domenic Serafino has served as the Company’s Chief Executive Officer and director since November 2019. Mr. Serafino served as Venus Concept Ltd.’s Chief Executive Officer from June 2010 until November 2019 and as Chair of its board of directors from May 2014 until November 2019. Before joining Venus Concept Ltd. in late 2010, Mr. Serafino served as President of Syneron Medical Ltd. from 2001 until 2007, during which time Syneron completed its initial public offering in the United States. Prior to Syneron, from 1995 until 2001, he served as a partner and President and Chief Operating Officer of Sigmacon Group. Mr. Serafino also served on the board of directors of Titan Medical Inc. (NASDAQ:TMDI) from September 2018 until January 2020, and has served on the board of directors of Klox Technologies since September 2019, Esight Corp. since April 2019, and Scientus Pharma Inc. since October 2013. Mr. Serafino is also a member of the board of directors of Venus Concept’s subsidiaries in Australia, Hong Kong, Israel, Shanghai (as Chair), United Kingdom, Argentina, Mexico, South Africa, Canada (as Chair), Japan, the United States, and South Korea. Mr. Serafino also holds various offices in the following subsidiaries of Venus Concept: France (Chief Executive Officer and President), Shanghai (Legal Representative), Canada (Chief Executive Officer), Mexico (President) and South Korea (President and Representative Director). Mr. Serafino earned a degree in Business Administration from Centennial College. Venus Concept believes Mr. Serafino is qualified to serve on its board of directors based on his extensive management experience in the medical aesthetic device industry and his role as the Chief Executive Officer of Venus Concept.
Keith J. Sullivan is currently the President and CEO of Neuronetics, Inc., a medical device company serving the needs of patients suffering with depression and other mental health conditions. He has served as a member of the Company’s board of directors since July 2018 and as its Chief Commercial Officer from November 2018 until November 2019. Mr. Sullivan has previously served as Chief Commercial Officer and President, North America of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary. Venus Concept believes Mr. Sullivan is qualified to serve on its board of directors based his experience in the aesthetic medical device industry.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has engaged MNP LLP (“MNP”), as our independent registered public accounting firm for the year ending December 31, 2022 and is seeking ratification of such selection by our stockholders at the Annual Meeting. MNP has audited our financial statements for the fiscal years ended December 31, 2020 and December 31, 2021. Representatives of MNP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of MNP as our independent registered public accounting firm. However, the audit committee is submitting the selection of MNP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether to retain MNP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to MNP, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and December 31, 2020.
	Year Ended December 31,
	2020	2021
Audit Fees(1)	$1,053,950	$1,053,950
Tax Fees(2)	—	—
Audit-Related Fees(3)	286,760	$233,420
All Other Fees	—	—
Total Fees	$1,340,710	$1,287,370
(1)	Audit fees are fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K.
(2)	Tax fees consist of fees billed for tax compliance, tax advice and tax planning services.
(3)	Audit-Related fees consist of fees billed for the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC.
We furnished the foregoing disclosure to MNP.
Pre-Approval Policies and Procedures
The audit committee or a delegate of the audit committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by the Company’s independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://ir.venusconcept.com.
The Company’s audit committee approved all of the audit, audit-related, tax and other services provided by MNP for 2021 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Venus Concept Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.venusconcept.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021.
The audit committee has discussed with MNP LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed with MNP LLP their independence, and received from MNP LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with MNP LLP, with and without management present, the scope and results of MNP LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC. The audit committee also has engaged MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such selection by the stockholders.
Audit Committee
Louise Lacchin
Anthony Natale, M.D.
Fritz LaPorte

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.venusconcept.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Our board of directors adopted these corporate governance guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The corporate governance guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices our board of directors follows with respect to board of directors and committee composition and selection, board of directors’ meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our corporate governance guidelines is available on our website at http://ir.venusconcept.com.
Independence of the Board of Directors
As required under the Nasdaq Global Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. Our board of directors consults with the Company’s legal counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our board of directors has determined that all of our directors, other than Domenic Serafino and Keith Sullivan, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Serafino is not considered independent because he is an employee of the Company and Mr. Sullivan is not considered independent because he was an executive officer of Restoration Robotics prior to the business combination between Restoration Robotics Inc. and Venus Concept Ltd. whereby the business of Venus Concept Ltd. became the primary business of the Company (the “Merger”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chair of the board of directors and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Barry currently serves as the Chair of our board of directors. In that role, Mr. Barry presides over the executive sessions of the board of directors and serves as a liaison between management and the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and pursuant to our Related Person Transaction Policy and Procedures, the audit committee is responsible for approving or disapproving related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and
•	reviews the audit committee charter and the committee’s performance at least annually.
During the 2021 fiscal year, the audit committee met four times. The current members of our audit committee are Louise Lacchin, Fritz LaPorte and Anthony Natale, M.D. Ms. Lacchin serves as the chair of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. LaPorte is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of

Louise Lacchin, Fritz LaPorte and Anthony Natale, M.D. are independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
Compensation Committee
Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The compensation committee reviews the performance of our Chief Executive Officer and makes recommendations to our board of directors with respect to his compensation and our board of directors retains the authority to make compensation decisions relative to our Chief Executive Officer. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.
During the 2021 fiscal year, the compensation committee met four times. The current members of our compensation committee are Fritz LaPorte, Louise Lacchin and Anthony Natale, M.D. Mr. LaPorte serves as the Chair of the compensation committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for ensure that the board of directors has the requisite expertise, its membership consists of persons with sufficiently diverse and independent backgrounds, overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.
During the 2021 fiscal year, the nominating and corporate governance committee met three times, in person or by written consent. The current members of our nominating and corporate governance committee are Scott Barry, Garheng Kong, M.D. and Anthony Natale M.D. Dr. Kong serves as the chair of the nominating and corporate governance committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
Stockholder Nominations
The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our General Counsel and Corporate Secretary, at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposed nomination included in the proxy statement under the rules of the SEC. The timing for inclusion of a proposal in our proxy materials is set forth under “Information About the Proxy Process and Voting,” above.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 17, 2023.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity Matrix (As of April 26, 2022)
Board Size:
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	1	7	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Attendance at Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting
Our board of directors met six times during 2021. During 2021, each board member attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which they served. The independent directors met four times in regularly scheduled executive sessions during fiscal year 2021, at which only independent directors were present in compliance with applicable Nasdaq listing standards. All directors were in attendance at the Venus Concept Inc. 2021 annual meeting of stockholders.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the board of directors or any specified individual director, such correspondence should be sent to the attention of the General Counsel and Corporate Secretary, at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8. The General Counsel and Corporate Secretary will forward the communication to the board of directors, or specified individual director, as appliable.
Employee, Officer and Director Hedging
The Company’s Insider Trading Policy prohibits hedging transactions involving the Company’s equity securities, including but not limited to zero-cost collars and forward sale contracts. This policy applies to all officers, directors, employees and certain consultants of the Company.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2021, our compensation committee consisted of Fritz LaPorte, Louise Lacchin and Anthony Natale, M.D. None of the members of our compensation committee during 2021 nor any of the current members of the committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS
Described below are all transactions occurring since January 1, 2020 to which the Company was a party and in which (i) the amounts involved, exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” and the amounts for executive officers of the Company whose compensation was approved by the Company’s board of directors or the Compensation Committee of the board of directors. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Sales and Purchases of Securities
On December 15, 2021, we issued and sold in a private placement to certain investors an aggregate of 9,808,418 shares of common stock and 3,790,755 shares of non-voting preferred stock which are convertible into shares of common stock on a 1:1 basis (the “2021 Private Placement”). The gross proceeds of the 2021 Private Placement were $17.0 million before offering expenses. The directors and/or holders of more than 5% of our outstanding common stock shown in the table below purchased securities in the 2021 Private Placement.
Name	Common Stock	Aggregate Purchase Price
HealthQuest Partners II, L.P. (1)	1,600,000	$2,000,000
EW Healthcare Partners, L.P. and related investment entities(2)	3,920,000	$4,900,000
Keith J. Sullivan Revocable Trust	80,000	$100,000
(1)	Dr. Kong, a member of the Company’s board of directors, is affiliated with HealthQuest Partners II, L.P. (“HealthQuest”).
(2)	Mr. Barry, a member of the Company’s board of directors, is affiliated with the EW Healthcare Partners, L.P. and related investment entities (“EW Entities”).
(3)	Mr. Sullivan, a member of the Company’s board of directors, is affiliated with the Keith J. Sullivan Revocable Trust.
On March 19, 2020, we issued and sold in a private placement to certain investors an aggregate of 2.3 million shares of common stock, 660,000 shares of Series A Convertible Preferred Stock, which were convertible into 6.6 million shares of common stock, and warrants to purchase up to 6,675,000 shares of common stock with an exercise price of $3.50 per share (the “2020 Private Placement”). All outstanding shares of Series A Convertible Preferred Stock were converted into 6.6 million shares of common stock upon receipt of stockholder approval at our annual general meeting of stockholders held on June 16, 2020. The gross proceeds to the Company from the 2020 Private Placement were $22.25 million, before placement agent fees and other offering expenses. The holders of more than 5% of our outstanding common stock shown in the table below purchased securities in the 2020 Private Placement.
Name	Common Stock	Series A Convertible Preferred Stock	Warrant Shares	Aggregate Purchase Price
HealthQuest Partners II, L.P. (1)	—	120,000	900,000	$3,000,000
EW Healthcare Partners, L.P. and related investment entities(2)	—	540,000	4,050,000	$13,500,000
SEDCO	2,260,000	—	1,695,000	$5,650,000
(1)	Dr. Kong, a member of the Company’s board of directors, is affiliated with HealthQuest.
(2)	Mr. Barry, a member of the Company’s board of directors, is affiliated with the EW Entities.
Registration Rights Agreements
On December 15, 2021, in connection with the 2021 Private Placement, the Company, HealthQuest, the EW Entities, and Keith J Sullivan Revocable Trust entered into a registration rights agreement. The registration rights agreement provides, among other things, that certain holders of the Company’s capital stock have certain rights relating to the registration of shares of such capital stock.

On March 18, 2020, in connection with the 2020 Private Placement, the Company, HealthQuest, the EW Entities, and SEDCO entered into a registration rights agreement. The registration rights agreement provides, among other things, that certain holders of the Company’s capital stock have certain rights relating to the registration of shares of such capital stock.
Transactions with Our Chief Operating Officer
Søren Maor Sinay has been our Chief Operating Officer since the Merger and Venus Concept Ltd.’s Chief Operating Officer since September 2017. Mr. Sinay and our subsidiaries have entered into the following transactions:
Non-Interest Demand Loan to PT Neoasia Medical
On July 1, 2016, Mr. Sinay transferred 100% of his shares in Inphronics Limited to Venus Concept USA Inc., making it an indirect wholly owned subsidiary of Venus Concept Ltd. At such time, an unsecured non-interest-bearing working capital loan to PT Neoasia Medical, a subsidiary of Inphronics Limited, that was previously provided by Mr. Sinay was outstanding. As of December 31, 2020, the outstanding amount of the loan was Indonesian rupiah (“IDR”) 6.9 billion, which is equivalent to $495,000. In the fourth quarter of fiscal year 2020, Venus Concept Inc. disposed of its interest in Inphronics Limited and PT Neoasia Medical, thereby transferring the above-described loan to the third-party purchaser and extinguishing the debt with no further obligations on behalf of the Company. Mr. Sinay remains on the board of directors of Inphronics Limited and the commissioner of PT Neoasia Medical.
Declaration and Distribution of Dividends from Venus Concept Singapore Pte. Ltd.
On March 5, 2020, the Company’s board of directors approved declaration and distribution of dividends from Venus Concept Singapore Pte. Ltd. (“Venus Singapore”) in the amount of 400,000 Singapore dollars (“SDG”), which is equivalent to $289,000 USD. Mr. Sinay was an existing shareholder of Venus Singapore and therefore was entitled to receive a dividend distribution equal to forty-five percent (45%) of the total distribution, or $130,000.
Distribution Agreements
On January 1, 2018, Venus Concept Ltd. entered into a distribution agreement with Technicalbiomed Co., Ltd (“TBC”) pursuant to which TBC distributes our products in Thailand. Mr. Sinay is a 30% shareholder of TBC. For the years ended December 31, 2021 and 2020, TBC purchased products in the amount of $537,000 and $278,000, respectively, under this distribution agreement.
In the fourth quarter of fiscal year 2020, the Company disposed of its interest in Venus Singapore. Effective January 1, 2021, the Company entered into a distribution agreement with Aexel Biomed Pte Ltd. (“Aexel Biomed”), formerly Venus Singapore, pursuant to which Aexel Biomed distributes our products in Singapore. Mr. Sinay is a 45% shareholder of Aexel Biomed and is currently an officer of that company. In the year ended December 31, 2021, Aexel Biomed purchased products in the amount of $239,000 under the distribution agreement.
Family Relationships
Certain of Mr. Serafino’s family members receive compensation as employees or consultants of the Company, which compensation is not included in the following tables, as their employment is independent of Mr. Serafino’s position with the Company. Mr. Serafino’s spouse was employed by the Company until November 30, 2020 and became an independent contractor on December 1, 2020, providing services to the Company as needed. Mr. Serafino’s daughter was employed by the Company until July 15, 2021 and become an independent contractor on July 16, 2021. Neither she, nor Mr. Serafino’s spouse, were or are executive officers of the Company and each have aggregate annual compensation that does not exceed $120,000.
Mr. Serafino’s son-in-law, Luciano Lombardi, is employed by the Company as Area Sales Manager. His employment as a salaried employee, and not an executive officer, is independent of Mr. Serafino’s position with the Company. During 2021, Mr. Lombardi received base salary equal to approximately $77,250 CAD, commission and bonus equal to approximately $210,000 CAD and an auto allowance equal to approximately $7,000 CAD. Additionally, Mr. Lombardi participates in the Company’s Registered Retirement Savings Plan (Canada) program and in the Company’s employee benefits plan.
The equity holdings of these family members are reflected on the table included in the section titled “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation–Narrative to 2021 Summary Compensation Table and Additional Narrative.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION
The following outlines the compensation paid to the directors of the Company for the full fiscal year ended December 31, 2021.
Pursuant to its current non-employee director policy (the “Director Policy”), each non-employee director receives an annual retainer of $45,000 and a non-employee director serving as Chair of the board of directors receives an additional annual retainer of $30,000. Non-employee directors who served on one or more committees were eligible to receive the following annual committee fees:
Committee	Chair	Other Member
Audit committee	$25,000	$10,000
Compensation committee	$20,000	$10,000
Nominating and corporate governance committee	$15,000	$5,000
In light of the uncertainty created by the effects of the COVID-19 pandemic and the Company’s initiatives to reduce operating costs, our Compensation Committee deferred the April 1, 2020 increase to director cash compensation payments for fiscal year 2020 and one-time supplemental payments for 2019 to the first quarter of fiscal year 2021. The aggregate amount of director cash compensation deferred was equal to $348,750.
Upon each non-employee director’s initial appointment or election to the Company’s board of directors, each individual was automatically granted an option award to purchase ordinary shares of the Company’s common stock. In addition, each non-employee director who is serving on the Company’s board of directors may from time to time be granted additional options to purchase ordinary shares of common stock as determined by the board of directors based upon individual contributions and overall performance. These options typically vest over a four-year period following the applicable grant date, subject to continued service through each applicable vesting date. These awards typically vest either in equal quarterly installments or with a one-year cliff vesting followed by vesting of equal monthly tranches thereafter. Any unvested equity awards that are held by non-employee directors would not automatically vest immediately prior to the occurrence of a change in control. Pursuant to a Compensation Committee policy, non-employee directors affiliated with a venture fund or an investment fund may also elect to forfeit their right to receive any cash compensation and grants of options.

The following table sets forth information concerning the compensation earned, during the year ended December 31, 2021, by the non-employee directors of the Company. The tables below do not include the compensation and equity holdings for Mr. Serafino, who serves as the Chief Executive Officer of the Company, which compensation and holdings are reflected in the Summary Compensation Table and Outstanding Equity Awards at 2021 Fiscal Year-End Table below. Mr. Serafino does not receive any compensation for his service on the board of directors of the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other compensation ($)(2)	Total ($)
Scott Barry	80,000	—	25,820	—	105,820
Garheng Kong	60,000	—	25,820	—	85,820
Louise Lacchin	80,000	—	25,820	—	105,820
Fritz LaPorte	75,000	—	25,820	—	100,820
Tony Natale	70,000	—	25,820	—	95,820
Keith Sullivan	45,000	—	25,820	—	70,820
Stanley Tyler Hollmig	—	—	—	—	—
(1)
Amounts shown represent the grant date fair value of stock awards and options granted as calculated in accordance with ASC Topic 718, Stock-based compensation. See note 15 of the audited consolidated financial statements included in the Form 10-K for the assumptions used in calculating these amounts. As of December 31, 2021, these non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

(2)
The directors received an aggregate of $348,750 in deferred cash compensation in the first quarter of fiscal year 2021, which was included as Fees Earned or Paid in Cash in our annual proxy statement for the fiscal year ended 2020 due to such amounts being earned during 2020.

Name	Shares Subject to Outstanding Options	Shares Subject to Outstanding Stock Awards
Scott Barry	67,301	—
Garheng Kong	67,301	—
Louise Lacchin	81,718	—
Fritz LaPorte	90,369	—
Tony Natale	75,951	—
Keith Sullivan	51,827	—
Stanley Tyler Hollmig	—	—

EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of April 19, 2022.
Name	Age	Position(s)
Executive Officers
Domenic Serafino	61	Chief Executive Officer and Director
Domenic Della Penna	60	Chief Financial Officer
Søren Maor Sinay	51	Chief Operating Officer
Kenji Shimizu	69	Interim Chief Innovation Officer
Ross Portaro	59	President, Global Sales
Anna Georgiadis	51	Vice President, Global Human Resources
Yoni Iger	62	Vice President, Scientific Affairs
Anat Kotler	38	Vice President, Global Marketing and Product Management
Michael Mandarello	37	General Counsel and Corporate Secretary
William McGrail	61	Vice President, Global Regulatory Affairs and Quality Assurance
Executive Officers
Domenic Serafino has served as our Chief Executive Officer and director since November 2019. Mr. Serafino served as Venus Concept Ltd.’s Chief Executive Officer from June 2010 until November 2019 and as Chair of its board of directors from May 2014 until November 2019. Before joining Venus Concept Ltd. in late 2010, Mr. Serafino served as President of Syneron Medical Ltd. from 2001 until 2007, during which time Syneron completed its initial public offering in the United States. Prior to Syneron, from 1995 until 2001, he served as a partner and President and Chief Operating Officer of Sigmacon Group. Mr. Serafino also served on the board of directors of Titan Medical Inc. (NASDAQ:TMDI) from September 2018 until January 2020, and has served on the board of directors of Klox Technologies since September 2019, Esight Corp. since April 2019, and Scientus Pharma Inc. since October 2013. Mr. Serafino is also a member of the board of directors of Venus Concept’s subsidiaries in Australia, Hong Kong, Israel, Shanghai (as Chair), United Kingdom, Argentina, Mexico, South Africa, Canada (as Chair), Japan, the United States and South Korea. Mr. Serafino also holds various offices in the following subsidiaries of Venus Concept: France (Chief Executive Officer and President), Shanghai (Legal Representative), Canada (Chief Executive Officer), Mexico (President) and South Korea (President and Representative Director). Mr. Serafino earned a degree in Business Administration from Centennial College.
Domenic Della Penna has served as our Chief Financial Officer since November 2019 and served in the same role at Venus Concept Ltd. from September 2017 until November 2019. Prior to joining Venus Concept, Mr. Della Penna served as Chief Financial Officer of Intellipharmaceutics International Inc. (Nasdaq: IPCI; and TSX:IPCI) from November 2014 until September 2017 and as Chief Financial Officer of Teva Canada Ltd., a subsidiary of Teva Pharmaceuticals Industries Ltd (NYSE:TEVA), from December 2010 until September 2014. Mr. Della Penna is a C.A., CPA and holds a BBA and MBA from the Schulich School of Business at York University (Toronto).
Søren Maor Sinay has served as our Chief Operating Officer since November 2019 and served in the same role at Venus Concept Ltd. from September 2017 until November 2019. Prior to becoming Chief Operating Officer, Mr. Sinay served as Venus Concept Ltd.’s regional company president in Asia Pacific from April 2016 until August 2017 and its regional company vice president in Asia Pacific from February 2015 until March 2016. Prior to joining Venus Concept, Mr. Sinay was the Operations Director at Technicalbiomed Co., Ltd., a medical device distributor, from January 2013 until January 2015. In addition to his position at Venus Concept, Mr. Sinay is a director of Venus Concept’s subsidiaries in Australia, Hong Kong, Israel, China, United Kingdom, Japan, South Korea and a commissioner of its subsidiary in China. He is also the Chief Executive Officer of Venus Concept’s subsidiary in Germany, the sole administrator of the Company’s subsidiary in Spain and the Representative Director of the Company’s subsidiary in Japan. Mr. Sinay earned an M.B.A. from the Coller School of Management and a Bachelors in Economics and Accounting from Tel Aviv University.
Kenji Shimizu has served as the Company’s Interim Chief Innovation Officer since October 2021. Prior to that appointment, Mr. Shimizu served as Company’s Managing Director, Operations for Asia Pacific from October 2019 until September 2021. Prior to joining Venus Concept, Mr. Shimizu served in multiple executive roles with Lutronic Corporation and its affiliates from 2014 until 2018, including Vice President, Lutronic, Inc. Before joining Lutronic, Mr. Shimizu served as Managing Director (Asia Pacific Operations) for Palomar Medical from 2009 until 2013.

Previously, Mr. Shimizu served as the Executive Vice President International of Cynosure, and acted as the President and/or Chief Executive of Cynosure’s subsidiaries in France, Germany, Spain, UK (1999 – 2006) , Singapore, China, Japan (1999 – 2009) and Korea (2008 – 2009) Prior to joining Cynosure, Mr. Shimizu served in multiple executive roles for Candela Corporation and its affiliates, including Executive Vice President for Candela Corporation and served as the President and/or Chief Executive Officer of Candela’s subsidiaries in France, Germany, Spain, UK, Singapore and China. Mr. Shimizu received his Bachelor of Science in Electrical Engineering and his Master of Science in Electrical Engineering from Chiba Institute of Technology in Chiba, Japan and studied applied physics at Tokyo University.
Ross Portaro has served as the Company’s President of Global Sales since October 2021. Before becoming the Company’s President of Global Sales, Mr. Portaro served as the Vice President (EMEA) for Venus Concept from May 2021 until October 2021. Before joining Venus Concept in May 2021, Mr. Portaro served various executive roles at Candela Laser Corporation from January 2016 until May 2021. This included service for Candela Laser Corporation from October 2019 until May 2021 as the Vice President of EMEA Direct, from January 2018 until October 2019 as the Global Vice President of the Surgical Business Unit, and from January 2016 until January 2018 as the Global Vice President of Profound. From April 2014 until January 2016, Mr. Portaro served as Senior Vice President of Sales for BioPharmx. Mr. Portaro is an industry veteran previously working for Coherent Lasers, Cutera Inc., Lumenis Inc., TRIA Beauty, Medicis Inc, and Merz Inc. (formerly Ulthera). Mr. Portaro earned his Bachelor of Science degree in Commerce from the University of Virginia in 1984.
Anna Georgiadis has served as our Vice President of Global Human Resources since November 2019 and served in the same role at Venus Concept Ltd. from September 2018 until November 2019. Prior to joining Venus Concept, Ms. Georgiadis served as Senior Director of Telecom and Sales Enablement at Loblaw Companies Limited (OTCMKTS:LBLCF) where her responsibilities included human resources, training, internal communications, sales enablement and P&L responsibilities in various business units, from January 2008 until September 2018. Ms. Georgiadis earned a Bachelor of Arts from the University of Toronto and holds a Certificate in HR Management from the Human Resources Professionals Association.
Yoni Iger has served as our Company’s Vice President of Scientific Affairs since October 2021. Previously, Mr. Iger served as the Company’s Vice President of Research and Development and Clinical Affairs from April 2021 until October 2021. Prior to this, Mr. Iger served as the Company’s Vice President, Regulatory, Technology and Science from July 1, 2020 until April 2021 and as its Vice President, Clinical, Regulatory Affairs, Quality Assurance from November 2019 until June 2020, and in the same role at Venus Concept Ltd. from June 2017 until November 2019. Prior to joining Venus Concept, Mr. Iger served as Vice President, Clinical and Regulatory Affairs at Tyto Care Ltd. from 2015 until 2016, Director of Clinical Affairs at Lumenis Ltd. (NASDAQ:LMNS), a medical equipment and laser devices manufacturer, from 2010 until 2014 and as Vice President of Clinical and Regulatory Affairs at Syneron Medical Ltd. (NASDAQ:ELOS), a company that develops and markets devices for cosmetic surgery procedures, from 2006 until 2010. Mr. Iger has over 25 years of executive experience in leading medical device companies. He earned a Ph.D. and MSc in Cellular Biology and a BSc in Agriculture from the Hebrew University of Jerusalem.
Anat Kotler has served as the Company’s Vice President of Marketing and Product Management since April 2022. From January 2022 to April 2022, she served as the Company’s Interim Vice President of Marketing and Product Management. Prior to becoming the Interim Vice President of Marketing and Product Management, Ms. Kotler served as the Company’s Senior Director, Product Management from September 2021 until January 2022, Director, Product Management from January 2016 until September 2021, and Product Manager from July 2014 until January 2016. Prior to joining Venus Concept, Ms. Kotler served in various roles with Candela and Alma Lasers. Ms. Kotler holds an MBA from The College of Management, where she was awarded the Dean’s Excellency Scholarship (in-full) and holds an M.sc and B.sc in Biology, from the Technion, Israel Institute of Technology, where she graduated with high distinction.
Michael Mandarello has served as the Company’s General Counsel and Corporate Secretary since September 2021. Mr. Mandarello served as the Company’s Head of Legal and Corporate Secretary from September 2020 until September 2021, and as its Associate General Counsel from November 2019 until September 2020, and in the same role with Venus Concept Ltd. from October 2019 until November 2019. Before joining Venus Concept, Mr. Mandarello practiced business law in progressive in-house roles, serving as Corporate Counsel at Walmart Canada Corp. from 2015 until 2019 and Legal Counsel to the Toronto Organizing Committee for the 2015 Pan-Am Games. Mr. Mandarello began his legal career in 2011 with Osler, Hoskin & Harcourt LLP in its Corporate Law group. Mr. Mandarello earned his Juris Doctor from the University of Windsor, Faculty of Law in 2010, graduating in the top 5th percentile, and also holds an Honors Bachelor of Arts Degree from the University of Toronto, graduating with High Distinction in 2007. Michael was called to the Bar of Ontario in 2011.
William McGrail has served as the Company’s Vice President, Global Regulatory Affairs and Quality Assurance since October 1, 2021. Mr. McGrail served as Principal Consultant for McGrail Consulting, LLC, from January 2014 until September 2021. During that time, Mr. McGrail served as Vice President Regulatory Affairs & Quality Assurance at Linus Health, Inc from 2018 until 2021, Vice President, Regulatory Affairs & Quality Assurance at ROM Technologies, Inc. from 2017 until 2020, Vice President Quality and Regulatory Assurance at Infobionic, Inc. from 2016 until 2017 and Vice President Regulatory Affairs at Labstyle Innovations, Ltd. from 2014 until 2016. Mr. McGrail served as Vice President, Research & Development, Clinical, Quality and Regulatory at Agamatrix, Inc. from 2011 until 2014, Vice President, Research & Development, Clinical & Regulatory at Eleme Medical, Inc. from 2007 until 2011. Mr. McGrail was employed by Candela Corporation from 1987 until 2007. While at Candela Mr. McGrail served as Senior Vice President, Operations from 2003 until 2007, Vice President, Research & Development and Operations from 2000 until 2003, Vice President, Development Engineering from 1998 until 2000, Hardware/Software Design Engineer and Project Manager from 1987 until 1998. Mr. McGrail earned a Master of Business Administration degree from Boston University and a Bachelor of Science in Electrical Engineering degree from the University of Lowell.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our compensation committee, which is appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. We have structured the compensation programs for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2021 are as follows, and their current and former positions with the Company are listed next to their name:
•	Domenic Serafino, Chief Executive Officer;
•	Domenic Della Penna, Chief Financial Officer; and
•	Søren Maor Sinay, Chief Operating Officer.
Summary Compensation Table
The following table sets forth total compensation for our NEOs during 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Domenic Serafino(2) Chief Executive Officer	2021	561,749	363,000	206,560	23,099	1,154,408
	2020	518,750	225,000	233,715	19,729	997,194
Domenic Della Penna(2) Chief Financial Officer	2021	347,750	157,000	154,920	25,267	684,937
	2020	317,175	163,000	233,715	17,117	731,007
Søren Maor Sinay(3) Chief Operating Officer	2021	362,920	128,000	154,920	23,853	669,692
	2020	323,284	146,000	194,763	39,597	703,644
(1)
Amounts shown represent the grant date fair value of options or stock awards granted as calculated in accordance with ASC Topic 718, Stock-based compensation. See note 15 of the audited consolidated financial statements included in the Form 10-K, for the assumptions used in calculating these amounts.

(2)
The amounts for Mr. Serafino’s and Mr. Della Penna’s Salary, Bonus, and All Other Compensation are presented in US dollars. Bonus amounts are approved by the board of directors in US dollars and are presented as such. All Other Compensation amounts are paid in Canadian dollars and were translated to US dollars based upon the following average annual exchange rates per US dollar, as applicable and as published by www.ofx.com: 2021 – 1.2537 and 2020 – 1.3408.

(3)
The amounts for Mr. Sinay’s Salary, Bonus and All Other Compensation are presented in US dollars. Bonus amounts are approved by the board of directors in US dollars and are presented as such. All Other Compensation amounts are paid in British pounds and were translated to US dollars based upon the following average annual exchange rates per US dollar, as applicable and as published by www.ofx.com: 2021 – 0.7274 and 2020 – 0.7795.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.
		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Domenic Serafino(1)	09/01/2013	293,154	—	1.35	09/01/2023
	02/05/2015	343,717	—	3.60	02/05/2025
	03/30/2020(2)	65,625	84,375	3.64	03/30/2030
	03/26/2021(2)	37,500	162,500	2.37	03/26/2031
Domenic Della Penna	08/09/2017	115,341	—	7.05	08/09/2027
	08/08/2018(2)	4,804	963	7.95	08/08/2028
	03/30/2020(2)	65,625	84,375	3.64	03/30/2030
	03/26/2021(2)	28,125	121,875	2.37	03/26/2031
Søren Maor Sinay	01/01/2013	2,883	—	1.35	01/01/2023
	02/05/2015	4,325	—	3.60	02/05/2025
	03/06/2017	14,417	—	5.25	03/06/2027
	08/09/2017	36,044	—	7.05	07/09/2027
	08/08/2018(2)	4,804	963	7.95	08/08/2028
	10/22/2018(2)	28,113	9,372	7.95	10/22/2028
	03/30/2020(2)	54,688	70,312	3.64	03/30/2030
	03/26/2021(2)	28,125	121,875	2.37	03/26/2031
(1)
These equity awards do not reflect awards which were granted to immediate family members of Mr. Serafino, in their capacities as employees of the Company. The equity holdings of these family members are reflected on the Shares Beneficially Owned table included on page 30 of this Proxy Statement.

(2)
The options subject to this award vest and become exercisable in equal quarterly installment on each quarterly anniversary of the grant date for four years, subject to the holder continuing to provide services to the Company through such vesting date.

Narrative to 2021 Summary Compensation Table and Additional Narrative Disclosure
2021 Salaries
Effective April 1, 2021, Mr. Serafino’s annual base salary was $525,000, Mr. Della Penna’s annual base salary was $325,000, and Mr. Sinay’s annual base salary was $362,920.
Terms and Conditions of 2021 Annual Bonuses and Retention Awards – Messrs. Serafino, Della Penna and Sinay
With respect to the annual bonus opportunity for Messrs. Serafino, Della Penna and Sinay, achievement against the predetermined performance objectives, determined by the Company’s board of directors, directly impacts the annual bonus payout and links the compensation of these NEOs with the overall performance of the Company. These objectives are set forth on the management scorecard established by the Company’s board of directors. For 2021, the management scorecard applicable to Messrs. Serafino, Della Penna and Sinay included business growth and profitability, expansion of our technology platforms. The NEOs are eligible to receive between 80% to 120% of their respective target base bonus, which is determined based on Company performance as measured against the management scorecard. For 2021, Mr. Serafino was eligible for a bonus range with a maximum equal to 90% of his base salary, Mr. Della Penna was eligible for a bonus range with a maximum equal to 60% of his base salary, and Mr. Sinay was eligible for a bonus range with a maximum equal to 54% of his base salary. The Company’s board of directors reviews the Company’s actual performance against the metrics established in the management scorecard for the respective year to determine each NEO’s annual cash bonus payout.
Based on the board of directors’ assessment of the Company’s performance and the performance of each of the Messrs. Serafino, Della Penna and Sinay, discretionary cash awards in the amounts of $363,000, $157,000 and $128,000 respectively were awarded for performance in 2021. These awards are payable in the second quarter of fiscal year 2022.

Terms and Conditions of Employee Arrangements with our NEOs
Employment Agreements
We have agreements with each of the NEOs. These agreements set forth the terms and conditions of employment of each NEO, including base salary, initial equity award grants, and standard employee benefit plan participation. Our board of directors or the Compensation Committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities.
Venus Concept Ltd. employed Mr. Serafino as Chief Executive Officer, beginning in November 2010 and continuing as Chief Executive Officer of the Company following the Merger. Mr. Serafino’s current employment agreement, effective January 1, 2016, provides an annual base salary of $525,000 and provides for an undefined term. Per his employment agreement, he is eligible to receive a discretionary annual target base bonus of 75% of his annual base salary, based upon achievement of annual performance targets, and is eligible to receive other customary benefits. Mr. Serafino’s agreement includes a non-competition and non-solicitation clause, which continue for 12 months in the case of termination by us without Cause, as that term is defined in the employment agreement, or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following such change in control, as defined in the employment agreement) and for 24 months in the case of termination during a Change in Control Period or a termination for Cause. Pursuant to his agreement, upon termination of employment by us for Cause, Mr. Serafino will not be eligible to receive any payments from us.
Venus Concept Ltd. employed Mr. Della Penna as Chief Financial Officer, beginning in September 2017 and continuing as Chief Financial Officer of the Company following the Merger. Mr. Della Penna’s current employment agreement provides an annual base salary of $325,000 and provides for an undefined term. Per Mr. Della Penna’s agreement, he is eligible to receive a discretionary annual target base bonus of 50% of his annual base salary, based upon achievement of annual performance targets, and other customary benefits. As part of his agreement, Mr. Della Penna received an initial grant of stock options upon commencement of employment in 2017 as included above in Outstanding Equity Awards at 2021 Fiscal Year-End Table. Mr. Della Penna’s agreement includes a non-competition and non-solicitation clause, which continue for six months in the case of termination by us without Cause, as defined in the employment agreement, or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following a Change in Control, as defined in the employment agreement) and nine months in the case of termination during a Change in Control Period or a termination for Cause. Mr. Della Penna also has a Confidentiality, Non-competition, Non-Solicitation and Proprietary Rights Agreement, which includes a non-competition clause that continues for six months following termination and a non-solicitation clause that continues for twelve months following termination. Pursuant to his agreement, upon termination of employment by us for Cause, Mr. Della Penna will not be eligible to receive any payments from us.
Venus Concept Ltd. employed Mr. Sinay as Chief Operating Officer, beginning in September 2017 and continuing as Chief Operating Officer of the Company following the Merger. Mr. Sinay’s current employment agreement provides for an annual base salary of $362,920 and provides for an undefined term. Under Mr. Sinay’s agreement, he is eligible to receive a discretionary annual target base bonus of 45% of his annual base salary, based upon achievement of annual performance targets, as well as other customary benefits. As part of his employment, Mr. Sinay received an initial grant of stock options upon commencement of his employment in 2017 as included above in Outstanding Equity Awards at 2021 Fiscal Year-End Table. Mr. Sinay’s agreement includes non-competition and non-solicitation clauses, which continue for six months and twelve months, respectively following termination. Pursuant to his agreement, upon termination for employment by us for Cause or Gross Misconduct, Mr. Sinay will not be eligible to receive any payments from us.
Change in Control and Severance Arrangements
Mr. Serafino. Under Mr. Serafino’s employment agreement, in the event his employment is terminated by the Company for any reason other than “Cause” or if Mr. Serafino resigns for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period, Mr. Serafino will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a one-time annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; and (iii) continued participation in group benefits plans, commencing on the termination date through the earlier of (a) the last day of the twelfth calendar month following the date of termination, and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan.

Under Mr. Serafino’s employment agreement, in the event his employment is terminated for any reason other than “Cause” or if Mr. Serafino resigns for “good reason” during a Change in Control Period, as determined in the employment agreement, Mr. Serafino will receive the following: (i) a lump sum payment of two times twelve months of his then base salary; (ii) one and one-half times his annual performance bonus assuming achievement of the applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; (iii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the twelfth calendar month following the date of termination and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan; and (iv) Mr. Serafino’s outstanding equity award, including and without limitation, each stock option and restricted stock award held by Mr. Serafino will automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.
Mr. Della Penna. Under Mr. Della Penna’s employment agreement, in the event his employment is terminated by the Company for any reason other than “Cause” or if Mr. Della Penna resigns for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a prorated annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of his termination date; and (iii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the third calendar month following the date of termination; and (b) the date Mr. Della Penna becomes eligible for similar coverage under another employer’s plan.
Under Mr. Della Penna’s employment agreement, in the event his employment is terminated by the Company for any reason other than “Cause” or if Mr. Della Penna resigns for “good reason” during a Change in Control Period, as determined in the employment agreement, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the ninth calendar month following the date of termination and (b) the date Mr. Della Penna becomes eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.
Mr. Sinay. Under Mr. Sinay’s employment agreement, in the event his employment is terminated by the Company for any reason other than “Cause” or if Mr. Sinay resigns for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period, Mr. Sinay will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a prorated annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of his termination date; and (iii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the third calendar month following the date of termination; and (b) the date Mr. Sinay becomes eligible for similar coverage under another employer’s plan.
Under Mr. Sinay’s employment agreement, in the event his employment is terminated by the Company for any reason other than “cause” or if Mr. Sinay resigns for “good reason” during a Change in Control Period, as determined in the employment agreement, Mr. Sinay will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the ninth calendar month following the date of termination and (b) the date Mr. Sinay becomes eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	3,788,060	$3.38	376,414(4)
Equity Compensation Plans Not Approved by Stockholders	2,189,119(5)	$4.32	212,650
Total	5,977,179	$3.72	589,064
(1)	Consists of the Venus Concept Inc. 2019 Incentive Award Plan (the “2019 Plan”), 2017 Employee Stock Purchase Plan (the “ESPP”), 2015 Equity Incentive Plan and 2005 Equity Incentive Plan, as amended.
(2)
The 2019 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year from 2020 and ending in 2029 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors.

(3)
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2018 and ending in 2027 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors.

(4)
All of which, subject to limitations for incentive stock options, may be granted as options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance unit awards, other stock or cash based awards or dividend equivalent awards.

(5)
Relates to the Venus Concept Ltd. 2010 Israeli Employee Share Option Plan, which was assumed by the Company at the time of the Merger (the “2010 Plan”). The 2010 Plan provides for the participation of persons employed by Venus Concept Ltd. or its affiliates, including directors or officers, and any consultant, adviser, service provider, controlling shareholder of Venus Concept Ltd. or its affiliates or a non-employee. The 2010 Plan allows for options to be granted, including Section 102 Options under the Israeli Income Tax Ordinance [New Version] 1961.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 19, 2022 for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	Each NEO;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock (i) subject to options and/or warrants that are currently exercisable or exercisable within 60 days of April 19, 2022 or (ii) convertible from other classes of our nonvoting securities within 60 days of April 19, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options and/or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 63,999,044 shares of our common stock deemed to be outstanding as of April 19, 2022. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and other beneficial ownership reports, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Venus Concept Inc., 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
Name of Beneficial Owner	Common Stock	Securities Exercisable within 60 days	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Stockholder (other than directors and executive officers)
EW Healthcare Partners, L.P. and related investment entities(1)	21,172,581	—	21,172,581	30.76%
Saudi Economic and Development Securities Company and related investment entities(2)	10,084,120	—	10,084,120	14.87%
HealthQuest Partners II, L.P. and related investment entities(3)	8,398,338	—	8,398,338	12.80%
Masters Capital Management, LLC and related investment entities(4)	4,900,000	—	4,900,000	7.66%
Masters Special Situations, LLC and related investment entities(5)	4,599,173	—	4,599,173	6.78%
Longitude Capital Partners II, LLC and related investment entities(6)	3,692,069	—	3,692,069	5.77%
Named Executive Officers, Executive Officers and Directors:
Domenic Serafino(7)	1,676,585	—	1,676,585	2.59%
Domenic Della Penna(8)	313,121	240	313,361	*
Ross Portaro(9)	62,500	37,500	100,000	*
Anna Georgiadis(10)	79,292	2,764	82,056	*
Yoni Iger(11)	61,273	913	62,186	*
Anat Kotler(12)	13,189	504	13,693	*
Søren Maor Sinay(13)	293,399	2,582	295,981	*
Kenji Shimizu(14)	37,852	1,621	39,473	*

Name of Beneficial Owner	Common Stock	Securities Exercisable within 60 days	Amount and Nature of Beneficial Ownership	Percent of Class
Michael Mandarello(15)	39,104	1,586	40,690	*
William McGrail(16)	—	—	—	*
Scott Barry(1)(17)	21,172,581	—	21,172,581	30.76%
Garheng Kong(3)	8,398,338	—	8,398,338	12.80%
Louise Lacchin(18)	49,807	120	49,927	*
Fritz LaPorte(19)	56,475	480	56,955	*
Tony Natale(20)	970,017	—	970,017	1.51%
Keith Sullivan(21)	144,710	—	144,710	*
Stanley Tyler Hollmig(22)	—	—	—	*
Directors and officers as a group (17 Individuals)	33,368,243	48,310	33,416,553	46.29%
*	Less than 1.0%.
(1)
Represents (i) 15,705,966 shares of common stock held by EW Healthcare Partners, L.P., or EWHP, (ii) 631,890 shares of common stock held by EW Healthcare Partners-A, L.P., or EWHP-A, and (iii) 36,051 stock options held by EWHP-A that were fully vested as of April 19, 2022, each of which have the sole voting and investment power with respect to their respective shares of common stock. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Essex Fund IX GP disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the General Partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Essex IX General Partner disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, an individual, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of Essex IX General Partner. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. Each manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Scott Barry is a member of the Company’s Board of Directors. Also reflects 748,674 shares of common stock issuable upon the exercise of warrants held by EWHP-A which were exercisable beginning on May 7, 2020, and 4,050,000 shares issuable upon the exercise of warrants which were exercisable beginning September 16, 2020. As of April 19, 2022, no stock options will vest within 60 days of April 19, 2022. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(2)
Represents (i) 1,866,666 shares of common stock and warrants that may be exercised for 933,333 shares of common stock held by SC Venus Opportunities Limited, (ii) 1,866,666 shares of common stock and warrants that may be exercised for 933,333 shares of common stock held by SC Venus US Limited, (iii) 922,456 shares of common stock and warrants that may be exercised for 761,666 shares of common stock held by SEDCO Capital Cayman Limited, and (iv) 1,600,000 shares of common stock and warrants that may be exercised for 1,200,000 shares of common stock held by SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the investment manager of SC Venus US Limited, SC Venus Opportunities Limited and SEDCO Capital Global Funds-SC Private Equity Global Fund IV and may be deemed to beneficially own securities held by SC Venus US Limited or SC Venus Opportunities Limited or SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the parent of SEDCO Capital Cayman Limited and may be deemed to beneficially own securities held by SEDCO Capital Cayman Limited. The principal address of SEDCO Capital Cayman Limited is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of SC Venus US Limited and SC Venus Opportunities Limited is PO Box 709, Willow House, Cricket Square, Grand Cayman E9 KY1-1107. The principal address of SEDCO Capital Global Funds – SC Private Equity Global Fund IV is 5 Rue Jean Monnet, Luxembourg N4 L-2180

(3)
Represents 6,795,621 shares of common stock held by HealthQuest Partners II, L.P. HealthQuest Venture Management II, L.L.C., or HealthQuest Management, is the general partner of HealthQuest Partners II, L.P., or HealthQuest. HealthQuest Management may be deemed to have voting and dispositive power over the shares held by HealthQuest. Garheng Kong is a member of the Company’s Board of Directors. Dr. Kong is the managing member of HealthQuest Management and as such, may be deemed to exercise shared voting and investment power with respect to such shares. Dr. Kong is also the Managing Partner and controlling member of HealthQuest Capital Management Company, LLC, the general partner of HealthQuest Capital Management, L.P., or HQCM, and may be deemed to have sole voting and dispositive power with respect to the options held of record by HQCM. Dr. Kong disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Also includes 666,666 shares of common stock issuable upon the exercise of warrants which were exercisable beginning on May 7, 2020. Also includes 900,000 shares issuable upon exercise of warrants which were exercisable beginning September 16, 2020. As of April 19, 2022, 36,051 stock options were fully vested and no stock options will vest within 60 days of April 19, 2022. The address for HealthQuest is 1301 Shoreway Road, Suite 350, Belmont California 94002.

(4)
Represents (i) 2,535,198 shares of common stock held by Marlin Fund, Limited Partnership (“Marlin Fund”), (ii) 1,885,401 shares of common stock held by Marlin Fund II, Limited Partnership (“Marlin II”), (iii) 168,502 shares of common stock held by Marlin Fund III, Limited Partnership (“Marlin III”), (iv) 289,899 shares of common stock held by Marlin Master Fund Offshore II, LP (“Marlin Offshore”), and (v) 21,000 shares of common stock held by Sciens Group Alternative Strategies PCC Limited – Blue Omega Cell (“Sciens Group”). Michael W. Masters, Managing Member of Masters Capital Management, LLC, the General Partner of Marlin Fund, Marlin II, Marlin III, Marlin Offshore and trading adviser to Sciens Group may be deemed to share voting, investment and dispositive power with respect to these securities. The managing member disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. The principal address Marlin Fund, Marlin II, Marlin III, Marlin Offshore and Sciens Group is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(5)
Represents 808,418 shares of common stock held by MSS VC SPV LP (“MSS VC”). Also includes 3,790,755 shares of common stock issuable upon conversion of nonvoting convertible preferred stock held by MSS VC (“MSS VC Preferred Stock”); however, no conversion is permitted to the extent that such conversion would result in the holder, on its own or together with Masters Capital Management, LLC and its related investment entities, beneficially owning greater than 9.99% of the then-outstanding common stock (the “Ownership Cap”). Accordingly, due to the Ownership Cap, 3,029,669 shares of common stock issuable upon conversion of MSS VC Preferred Stock are not currently available for conversion. Michael W. Masters, Managing Member of Masters Special Situations, LLC, the General Partner of MSS VC, may be deemed to share voting, investment and dispositive power with respect to these securities. The managing member disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. The principal address of MSS VC is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.
(6)
Represents (i) 3,666,118 shares of common stock held of record by Longitude Venture Partners II, L.P., or LVPII, and (ii) 25,951 stock options held by LVPII. Longitude Capital Partners II, LLC, or LCPII, is the general partner of LVPII and may be deemed to have voting, investment and dispositive power with respect to these securities. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of Longitude Capital Partners II, LLC and may each be deemed to share voting, investment and dispositive power with respect to these securities. Each managing member disclaims beneficial ownership of such shares of common stock except to the extent of his or her pecuniary interest therein. Juliet Tammenoms Bakker was a member of the Company’s Board of Directors until her resignation on February 14, 2020. The principal address of LVP II and LCPII is 2740 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(7)
Represents (i) 887,515 shares, including 110,000 shares that were purchased on the open market in 2021, (ii) 761,871 shares that may be acquired pursuant to the exercise of stock options as of April 19, 2022, (iii) 13,248 shares that may be acquired pursuant to the exercise of options as of April 19, 2022 held by Joanne Serafino, his spouse, which Mr. Serafino may be deemed to exercise shared voting and investment power with respect to such shares, (iv) 8,361 shares that may be acquired pursuant to the exercise of stock options as of April 19, 2022 held by Amanda Lombardi, his daughter, which Mr. Serafino may be deemed to exercise shared voting and investment power with respect to such shares, and (v) 5,590 shares that may be acquired pursuant to the exercise of stock options as of April 19, 2022 held by Luciano Lombardi, his son-in-law. No stock options will vest within 60 days of April 19, 2022.

(8)
Represents 66,663 shares, including 40,000 shares that were purchased on the open market in 2021, and 233,127 stock options which were fully vested and 240 stock options which will vest within 60 days of April 19, 2022. It also includes 13,331 shares of common stock issuable upon the exercise of warrants which were exercisable beginning May 7, 2020.

(9)	Represents 50,000 shares that were purchased on the open market in 2021, and 12,500 stock options which were fully vested and 37,500 stock options which will vest within 60 days of April 19, 2022.
(10)	As of April 19, 2022, 79,292 stock options were fully vested and 2,764 stock options will vest within 60 days of April 19, 2022.
(11)	Represents 5,181 shares that were purchased on the open market in 2021, and 56,092 stock options which were fully vested and 913 stock options which will vest within 60 days of April 19, 2022.
(12)	As of April 19, 2022, 13,189 stock options were fully vested and 504 stock options will vest within 60 days of April 19, 2022.
(13)
Represents 66,659 shares and 193,411 stock options which were fully vested and 2,582 stock options which will vest within 60 days of April 19, 2022. It also includes 33,329 shares of common stock issuable upon the exercise of warrants which were exercisable beginning May 7, 2020.

(14)	Represents 37,852 stock options which were fully vested and 1,621 stock options which will vest within 60 days of April 19, 2022.
(15)	Represents 39,104 stock options which were fully vested and 1,586 stock options which will vest within 60 days of April 19, 2022.
(16)	Represents 0 stock options which were fully vested and 0 stock options which will vest within 60 days of April 19, 2022.
(17)
As of April 19, 2022, 436,051 stock options were fully vested and no stock options will vest within 60 days of April 19, 2022. Also includes 748,674 shares of common stock issuable upon the exercise of warrants which were exercisable beginning on May 7, 2020, and 4,050,000 shares issuable upon the exercise of warrants which were exercisable beginning September 16, 2020.

(18)	As of April 19, 2022, 49,807 stock options were fully vested and 120 additional stock options will vest within 60 days of April 19, 2022.
(19)	As of April 19, 2022, 56,475 stock options were fully vested and 480 additional stock options will vest within 60 days of April 19, 2022.
(20)
Represents 898,650 shares and, 44,701 stock options which were fully vested as of April 19, 2022. No additional stock options will vest within 60 days of April 19, 2022. Also includes 26,666 shares of common stock issuable upon the exercise of warrants which were exercisable beginning on May 7, 2020. The shares held directly by Aperture Venture Partners II, L.P., or II, Aperture Venture Partners II-A, L.P., or II-A, Aperture Venture Partners II-B, L.P., or II-B and Aperture Venture Partners III, L.P., or Aperture III Fund, are indirectly held by their general partners, Aperture Ventures II Management, LLC, or Aperture Management I, and Aperture Ventures III Management, LLC, or Aperture Management III, and, collectively with Aperture Management II, the Aperture Management and each individual managing directors of Aperture Management, the Managers. The Managers of Aperture Management are Anthony Natale, Eric H. Sillman, Paul E. Tierney, Jr. and Thomas P. Cooper. Each Manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Dr. Natale is a member of the Company’s Board of Directors and a Manager of Aperture Management. Aperture Management and each of the Managers share voting and dispositive power over the ordinary shares directly held by II, II-A, II-B and Aperture III Fund. Each Manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. The address for Aperture Venture Partners II, II-A, II-B, Aperture III Fund, the Aperture Management, and each of the Manager is 645 Madison Ave., 20th Floor, NY, NY 10022.

(21)	Represents 124,133 shares and 20,577 stock options which were fully vested and no stock options which will vest within 60 days of April 19, 2022.
(22)	Represents 0 stock options which were fully vested and 0 stock options which will vest within 60 days of April 19, 2022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, except as described below, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2021.
Four Form 4s reporting the November 12, 2021 grants for Mr. Mandarello, Mr. Portaro, Ms. Georgiadis, and Mr. McGrail were filed late due to administrative error. Three Form 3s, reporting the September 2021 appointment of Mr. Mandarello and the October 2021 appointments of Mr. McGrail and Mr. Shimizu, were filed late due to administrative error.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Venus Concept stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: General Counsel and Corporate Secretary, 235 Yorkland Blvd. Suite 900, Toronto, Ontario M2J 4Y8. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or the Company, as applicable. In addition, we will promptly deliver, upon written or oral request to Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters
As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.
If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov and our website at http:// ir.venusconcept.com. Upon written request by a Venus Concept stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Corporate Secretary, 235 Yorkland Blvd. Suite 900, Toronto, Ontario M2J 4Y8.
By Order of the Board of Directors

Domenic Serafino
Chief Executive Officer
April 26, 2022

VENUSCONCEPT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VERO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83783-P74775

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VENUS CONCEPT INC.

The Board of Directors recommends you vote FOR proposal 1:

	For All	Withhold All	For All Except
1. Election of Class II directors to the Venus Concept Board of Directors for a term of three (3) years.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Louise Lacchin
02) Anthony Natale, M.D.
03) Stanley Tyler Hollmig, M.D.

The Board of Directors recommends you vote FOR proposal 2:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D83784-P74775

VENUS CONCEPT INC.
Annual Meeting of Stockholders
June 16, 2022 10:00 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Domenic Serafino and Domenic Della Penna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VENUS CONCEPT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Daylight Time on June 16, 2022, via the Internet at www.virtualshareholdermeeting.com/VERO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side